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                                  Exhibit 10(d)
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         First Amendment to the Third Restatement of The Scotts Company
                         Profit Sharing and Savings Plan

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                             FIRST AMENDMENT TO THE
                              THIRD RESTATEMENT OF
                               THE SCOTTS COMPANY
                         PROFIT SHARING AND SAVINGS PLAN


         WHEREAS, The Scotts Company (the "Company") sponsors The Scotts Company Profit Sharing and Savings Plan (the "Plan"); and

         WHEREAS, the Internal Revenue Service requested and approved certain changes in the Plan in connection with the issuance of a favorable determination letter dated January 28, 1997;

         NOW, THEREFORE, effective as of December 31, 1995, the Plan is amended as follows:

1. The second sentence of the definition of "Compensation" in Section 1 shall be amended to provide:

         For purposes of identifying Highly Compensated Employees and computing the Compensation Deferral Limit only (and effective January 1, 1998, for purposes of calculating the 25% limit on annual additions to a Participant's Account), a Participant's Compensation includes amounts which would have been includable in the Participant's income but for the Participant's election to make Savings Contributions, Elective Profit Sharing Contributions, and contributions to a cafeteria plan maintained by the Employer, determined in accordance with Section 414(s) of the Code.

2. The fourth sentence of the definition of "Compensation" in Section 1 shall be amended to provide:

         In determining the Compensation of a Participant for purposes of the $200,000 or $150,000 limit, the family aggregation rules of Section 414(q)(6) of the Code shall apply for Plan Years prior to January 1, 1997, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year.

3.       The third sentence of the definition of "Eligible Compensation" in
Section 1 shall be amended to provide:

         In determining the Eligible Compensation of a Participant for purposes of this limitation, the family aggregation rules of Section 414(q)(6) of the Code shall apply for Plan Years prior to January 1, 1997, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year.

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4.       The definition of "Highly Compensated Employee" in Section 1 shall be amended to apply to periods before January 1, 1997 and all references to "compensation" within such definition shall be capitalized.

5. The following definition of "Highly Compensated Employee" shall be added to Section 1 to apply to periods starting on or after January 1, 1997:

                  "Highly Compensated Employee" means, effective January 1, 1997, any employee of the Employer or an Affiliate who: (a) was a 5% owner of the Employer and its Affiliates during the current Plan Year or the preceding Plan Year; or (b) had Compensation from the Employer and its Affiliates in the preceding Plan Year in excess of $80,000 (as adjusted by the Secretary of Treasury).

6. Section 2.6 Military Service shall be added to the Plan to provide as follows:

         Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

7.       The following sentence shall be added to Section 3.2 Savings
Contributions:

         Effective January 1, 1997, the Administrative Committee may permit separate enrollment elections, providing for reductions of up to 100%, with respect to Compensation paid on an irregular basis (such as bonuses, cash outs of unused vacation, and incentive pay).

8. The following sentence shall be added to Section 3.3.3 Limits on Elective Profit Sharing and Savings Contributions:

         Effective January 1, 1997, the amount of excess contributions will be returned to Highly Compensated Employees in order of the amount of their contributions beginning with the highest dollar amount.

9. Section 3.8 Fail-Safe Allocations of Profit Sharing Contributions shall be deleted from the Plan.

10. The references to "December 31, 1993" in Sections 6.1.2 and 6.1.3 Forms of Benefit Payments shall be changed to "December 31, 1992."

11.      Section 7.1 Minimum Benefits shall be amended to provide:

         For any Plan Year that this Plan is a Top-Heavy Plan, the Employer shall contribute, for and on behalf of each Non-Key Employee who is a Participant on the last day of the Plan Year, an amount which is not less than the lesser of (a) 3% of such Participant's Compensation, or
         (b) such Participant's Compensation multiplied by a fraction, determined with respect to the Key Employee for whom the fraction is greatest, the numerator of

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         which is the contributions (including Savings Contributions) allocated to such Key Employee's Account for the Plan Year and the denominator of which is the Key Employee's Compensation for the Plan Year. In determining the minimum benefit, all contributions (excluding Savings Contributions) for any Participant to any plan included in the Aggregation Group shall be taken into account. If a Participant participates in this Plan and a defined benefit plan in the Aggregation Group, the Participant shall receive minimum benefits under such defined benefit plan.

12. Paragraph (a) of "Spouse's Right if Annuity Elected" in Appendix A shall be amended to provide:

         In the event that a married Participant elects any optional method of payment which provides an annuity and the Participant's benefit exceeds $3,500 (or exceeded $3,500 as of the date of a prior distribution), the benefit of such married Participant shall be paid in the form of a Qualified Joint and Survivor Annuity, unless the spouse of the Participant consents, pursuant to a Qualified Election, to another method of payment.

13. The second sentence of paragraph (b) of "Spouse's Right if Annuity Elected" in Appendix A shall be amended to provide:

         Any waiver of a Qualified Joint and Survivor Annuity shall not be effective unless (a) the Participant's spouse consents in writing to the election; (b) the spouse's consent acknowledges the effect of the election; (c) the spouse's consent is witnessed by a Plan representative or notary public; (d) the notice is given no more than 90 days before the Annuity Starting Date; and (e) the notice is given no less than 30 days (or, effective January 1, 1997, no less than seven days) before the Annuity Starting Date.

14. Paragraph (c) of "Spouse's Right if Annuity Elected" in Appendix A shall renumbered as paragraph (d) and a new paragraph (c) shall be added to provide:

         Notwithstanding any other provisions in the Plan for the payment of death benefits, if a married Participant elects a distribution in the form of annuity and dies before the annuity becomes payable, the portion of the Participant's Account which is attributable to participation in the Miracle-Gro 401(k) Plan shall be used to purchase an annuity for the life of the Participant's surviving spouse.

15. A new section titled "Distributions after Death" shall be added to Appendix A to provide:

         If the distribution of the Participant's interest has begun and the Participant dies before his or her entire interest has been distributed, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

         Subject to the succeeding paragraph, if the Participant dies before his or her distribution has begun, the Participant's entire interest shall be distributed within five years of his or her

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         death unless (a) a portion of his or her interest is payable to or on behalf of a designated Beneficiary; (b) such portion will be distributed over the life of such designated Beneficiary or over a period not extending beyond the life expectancy of such designated Beneficiary; and (c) such distribution begins not later than one year after the date of the Participant's death (or such date as prescribed by the Secretary of Treasury).

         Notwithstanding the preceding paragraph, if the designated Beneficiary is the Participant's surviving spouse, the date by which distribution must commence under (c) in the preceding paragraph shall be the date the Participant would have attained age 70 1/2. If the surviving spouse dies before distribution to the spouse begins, this section shall apply as if the surviving spouse were the Participant. Life expectancy of a surviving spouse may be recalculated annually; however, in the case of any other designated Beneficiary, such life expectancy will be calculated at the time that payment first commences without further calculations. In addition, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the 10 day of February, 1997.

                                           THE SCOTTS COMPANY

                                           By:  /s/  Rosemary Smith
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                                               Rosemary Smith,
                                               Vice President - Human Resources

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